UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

CORGREEN TECHNOLOGIES HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-184793	45-2898817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9891 Irvine Center Drive Suite 200 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 855-587-4249

GOLD RIDGE RESOURCES, INC. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, Eric Dena, our Chief Operating Officer and a member of our Board of Director informed us that he was resigning from all positions with us.  To our knowledge and our executive officers' knowledge, Mr. Dena is not resigning because of a disagreement with us on any matter relating to our operations, policies or practices.  We are negotiating the terms of a separation agreement with Mr. Dena.

Item 8.01 Other Events.

As previously disclosed by us, effective February 12, 2015, our corporate name changed to CorGreen Technologies Holding Corporation.   Our former corporate name was "Gold Ridge Resources, Inc."  In connection with our name change, on February 13, 2015, shares of our common stock began trading under our new ticker symbol "CGRT" and ceased trading under the ticker symbol "GDGR". The new CUSIP number for our common stock is 21872T 107.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CorGreen Technologies Holding Corporation

By: /s/ Brian Loiselle
Brian Loiselle, CFO

Date: February 13, 2015